CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-255256) of our report dated April 15, 2021, relating to the financial statements and financial statement schedules of Union Security Insurance Company of New York, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 29, 2021